                                                            Page 14 of 41 Pages

                                                                      EXHIBIT II

                               CONTROL AGREEMENT

        WHEREAS, APOTHEKERNES LABORATORIUM A.S. ("AL Oslo") owns approximately 98% of the outstanding shares of Class B Common Stock of A.L. LABORATORIES, INC., a Delaware corporation (the "Subsidiary"); and

        WHEREAS, the Subsidiary has issued and sold in a public offering, and has outstanding, shares of Class A Common Stock, a second class of stock; and

        WHEREAS, AL Oslo, as holder of substantially all the Subsidiary's Class B Common Stock has the power to elect 75% of the Directors of the Subsidiary and to cast at least a majority of votes on all other issues submitted to stockholders, thereby assuring that the holder of the Class B Common Stock controls the Subsidiary; and

        WHEREAS, there has been represented to the existing public stockholders of the Subsidiary that AL Oslo will control the Subsidiary through its ownership of the Class B Common Stock and will continue various technology and other relationships between AL Oslo and the Subsidiary; and

        WHEREAS, AL Oslo has previously agreed not to dispose of its Class B Common Stock prior to November 1, 1986 and the Subsidiary has requested that such agreement be extended to assure for a longer period of that the Class B Common Stock is not transferred to any person not affiliated with AL Oslo.

        NOW, THEREFORE, in consideration of the reliance of existing public stockholders of the Subsidiary on the continued control and relationship between the Subsidiary and AL Oslo, AL Oslo HEREBY AGREES irrevocably that prior to November 1, 1994 it will not sell or otherwise dispose of the Class B Common Stock or exchange or convert any of its Class B Common Stock into Class A Common Stock.
        IN WITNESS WHEREOF, AL Oslo has duly executed and delivered this Agreement as of this 7th day of February, 1986.

                                        APOTHEKERNES LABORATORIUM A.S


                                        By /s/ E.W. Sissener
                                          ---------------------------

                                        As its  President
                                              -----------------------

AGREED TO and ACCEPTED as of
the date first written above:

A.L. LABORATORIES, INC.

By /s/ Glen E. Hess
  ---------------------------

As its  Secretary
      -----------------------
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                                                          Page 15 of 41 Pages

                                                                      EXHIBIT II



                                   AMENDMENT
                                       TO
                               CONTROL AGREEMENT


        WHEREAS, Apothekernes Laboratorium AS (now known as A.L. Industrier AS), a corporation organized and existing under the laws of the Kingdom of Norway (A.L. Oslo"), and A.L. Laboratories lnc. (now known as Alpharma Inc.), a Delaware corporation (the "Company"), are parties to a Control Agreement dated as of February 7,1986, as previously amended (the "Control Agreement"), pursuant to which A.L. Oslo irrevocably agreed that, prior to November 1, 1997 (the "Termination Date"), it would not sell or otherwise dispose of the shares of the Company's Class B Common Stock (the "Class B Stock") that it owns or exchange or convert any of such shares into the Company's Class A Common Stock ("Class A Stock");

        WHEREAS, A.L. Oslo and the Company desire to amend the Control Agreement to extend the Termination Date to November 1,1999 and to permit A.L. Oslo to pledge, in a bona fide transaction, up to 5,000,000 shares of the Class B Stock that it owns.

        NOW, THEREFORE, A.L. Oslo hereby agrees irrevocably that prior to November 1, 1999 it will not sell or otherwise dispose of any shares of Class B Stock that it now or at any time owns or exchange or convert any shares of Class B Stock that it now or at any time owns into Class A Stock; provided, however,
                                                            --------- --------
that A.L. Oslo may pledge, in a bona fide transaction, up to 5,000,000 shares of the Class B Stock that it now or at any time owns (but in no event more than 50% of its shares).

        IN WITNESS WHEREOF, A.L. Oslo has duly executed and delivered this Control Agreement as of this 19th day of December, 1996.



                                            A.L. INDUSTRIER AS
                                            (formerly known as
                                            Apothekernes laboratorium AS)


                                            By: /s/ R. Jotun
                                               ----------------------------
                                                /s/ E.W. Sissener
                                               ----------------------------


Agreed to and accepted as of
December 30, 1996

ALPHARMA INC.
(formerly known as
A.L. Laboratories, Inc.)


By: /s/ Jeffrey Smith
   -----------------------
Its:  Vice President and
      Chief Financial Officer